ASSET PURCHASE  AGREEMENT  entered into as of December 31, 1999, by and among Casino Resource Corporation, a Minnesota corporation ("CRC"), BounceBackMedia.com, Inc., a Nevada corporation and wholly owned subsidiary of CRC ("Buyer"), Digital Development & Distribution, LLC, a California limited liability company dba Raw Data Corp. ("Seller"), and Roger Birks, an individual residing in the State of California (hereinafter referred to by his last name or collectively with Seller as the "Sellers"). The Sellers, Buyer and CRC may referred to collectively herein as the "Parties" or individually as a "Party."

                                   BACKGROUND

         Birks is the sole Manager and the holder of a 67% membership interest in Seller.

         CRC desires to acquire indirectly substantially all of the assets of Seller, and Sellers desire to sell substantially all of Seller's assets to Buyer, on and subject to the terms set forth below.

         Neither CRC nor Buyer shall assume any of the liabilities of the Sellers.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.       Definitions.

         "Acquired Assets" means all right, title, and interest in and to all of the assets of the Seller, including all of its (A) tangible personal property (such as machinery, equipment, inventories of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, furniture, automobiles, trucks, tractors, trailers, tools, jigs, and dies), (B) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against past, present and future infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (C) agreements, contracts, indentures, mortgages, instruments, Security Interests, guaranties, other similar arrangements, and rights thereunder, (D) accounts, notes, and other receivables, (E) securities, (F) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment (including any such item relating to the payment of taxes),
(G) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, and (H) books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials; provided, however, that the Acquired Assets shall not include (i) the articles of organization, taxpayer and other identification numbers, seals, minute books, and other documents relating to the organization, maintenance, and existence of the Seller as a limited liability company; (ii) any of the rights of the Sellers under this Agreement (or under any side agreement between the Sellers on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement); (iii) any leases for real estate or any other leases to which the Sellers are a party; or
(iv) cash and cash equivalents in Seller's checking account at the Closing.

         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

         "Birks" has the meaning set forth in the preface above.

         "Buyer" has the meaning set forth in the preface above.

         "Buyer Shares" has the meaning set forth in Section 2.2 below.

         "Closing" has the meaning set forth in Section 2.3 below.

         "Closing Date" has the meaning set forth in Section 2.3 below.

         "Confidential   Information"  means  any  information   concerning  the
businesses and affairs of CRC or the Buyer that is not already generally available to the public.

         "Financial Statement" has the meaning set forth in Section 3.6 below.

         "Income Tax" means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.

         "Income Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all domain names, trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith,
(e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, including without limitation the right to sue for past infringements, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "Knowledge"   means  actual   knowledge  or  knowledge  that  could  be
reasonably imputed to the persons who own and actively manage Seller's business.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Party" has the meaning set forth in the preface above.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Positive Cash Flow" means the excess of cash receipts during a calendar quarter over cash expenditures during such calendar quarter, net of reserves for cash expenditures reasonably foreseeable for the forty-five days following the end of such calendar quarter and for amortization of debt.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest.

         "Seller(s)" has the meaning set forth in the preface above.

2.       Basic Transaction.

     2.1 Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey, and deliver to the Buyer, all of the Acquired Assets at the Closing for the consideration specified below in this Section 2.

     2.2 Consideration. On and subject to the terms and conditions of this Agreement, the Buyer agrees to, at the Closing, (i) pay to Seller $85,000 in cash; (ii) deliver to Seller Buyer's promissory note in the principal amount of $65,000 in the form attached hereto as Exhibit A; (iii) issue, after the Closing, in the manner and subject to the terms and conditions set forth in
Section 5.7 below, an aggregate of 1,000 shares of the Buyer's common stock (the "Buyer Shares") to the persons and in the amounts set forth in Section 5.7 below. Neither the Buyer nor CRC shall assume or have any responsibility with respect to any obligation or liability of the Sellers.

     2.3 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at such place and on such date (the "Closing Date") as the parties shall mutually agree, provided that the Closing Date shall not be later than December 31, 1999.

     2.4 Deliveries at the Closing. At the Closing, (i) Birks and Buyer shall execute and deliver the Employment Agreement between Birks and Buyer; (ii) Seller will execute and deliver to Buyer a Bill of Sale in the form attached hereto as Exhibit B; and (iii) Buyer will execute and deliver to the Seller its promissory note in the form attached hereto as Exhibit A.

     2.5 Conditions to the Closing. The Parties' obligations to close shall be conditioned upon the satisfaction or waiver of the following conditions prior to the close:

               (i) Birks and Buyer shall have executed an employment agreement in form satisfactory to Birks and Buyer.

               (ii) Each of the members of Seller shall have approved the Seller and Birks entering into this Agreement and the transactions described in this Agreement, and the sale of Frank Turner's membership interest to Birks.

               (iii)The  Bertolucci  Family Trust shall have  executed a release of all claims to equity in Seller, Buyer and/or CRC.

               (iv) Each of the members of Seller  shall have  executed a waiver of conflict of interest for Emory Wishon to represent the Seller, Birks and each of the other members in this transaction or the members shall have waived their right to counsel or have obtained separate counsel which shall have approved the form of these agreements.

3. Representations and Warranties of the Sellers. Each of the Seller and Birks represents and warrants to the Buyer that the statements contained in this
Section 3 are correct and complete as of the Closing Date, except as set forth in the disclosure schedule accompanying this Agreement (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in sections corresponding to the lettered and numbered sections contained in this Section 3.

     3.1 Organization and Capitalization of the Seller. The Seller is a limited liability company duly organized, validly existing, and in good standing under the laws of California. All of the issued and outstanding membership interests of the Seller are held of record by the following persons in the following amounts: (i) Birks holds a 67.0% membership interest; (ii) Frank Turner holds a 20.0% membership interest; (iii) Allen Green holds a 8.0% membership interest;
(iv) Candy Gilbert holds a 2.5% membership interest; and (v) Shawn McGlothlin holds a 2.5% membership interest. Immediately prior to the Closing, Birks will purchase the entire 20.0% membership interest held by Frank Turner. As a result of such purchase, at the Closing, Birks will hold a 87.0% membership interest in Seller. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Seller to issue, sell, or otherwise cause to become outstanding any of its membership interests. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the membership interests of the Seller.

     3.2 Authorization of Transaction. The Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of both Seller and Birks, enforceable in accordance with its terms and conditions.

     3.3 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Sellers are subject or any provision of the operating agreement of the Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Sellers are a party or by which they are bound or to which any of Seller's assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on Seller's business or assets or on the ability of the Parties to consummate the transactions contemplated by this Agreement. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments referred to in Section 2 above), except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on Seller's business or assets or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

     3.4 Brokers' Fees. The Sellers have no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

     3.5 Title to Assets. The Seller has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown in the Financial Statements or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Financial Statements. Without limiting the generality of the foregoing, the Seller has good and marketable title to all of the Acquired Assets, free and clear of any Security Interest or restriction on transfer.

     3.6 Financial Statements. Attached hereto as Exhibit C are the balance sheet and statement of income for the Seller as of and for the period beginning February 1, 1999 and ending December 17, 1999 (collectively the "Financial Statements"). The Financial Statements (including the notes thereto) are auditable and present fairly the financial condition of the Seller as of such date and the results of operations of the Seller for such period.

     3.7 Events Subsequent to the Date of the Financial Statements. Since December 17, 1999, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Seller. Without limiting the generality of the foregoing, since that date:

         3.7.1 Seller has not sold, leased, transferred, or assigned any material assets, tangible or intangible, outside the Ordinary Course of Business;

         3.7.2 Seller has not entered into any material agreement, contract, lease, or license outside the Ordinary Course of Business;

         3.7.3 no party (including Seller) has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which the Seller is a party or by which it is bound;

         3.7.4 Seller has not imposed any Security Interest upon any of its assets, tangible or intangible;

         3.7.5 Seller has not made any material capital expenditures outside the Ordinary Course of Business;

         3.7.6 Seller has not made any material capital investment in, or any material loan to, any other Person outside the Ordinary Course of Business;

         3.7.7 Seller has not created, incurred, assumed, or guaranteed more than $5,000 in aggregate indebtedness for borrowed money and capitalized lease obligations;

         3.7.8 Seller has not granted any license or sublicense of any material rights under or with respect to any Intellectual Property;

         3.7.9 there has been no change made or authorized in the articles of organization or the operating agreement of Seller;

         3.7.10 Seller has not issued, sold, or otherwise disposed of any of its membership interests, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its membership interests;

         3.7.11 Seller has not declared, set aside, or paid any dividend or made any distribution with respect to its membership interests (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its membership interests;

         3.7.12 Seller has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

         3.7.13 Seller has not made any loan to, or entered into any other transaction with, any of its members, managers, officers, and employees outside the Ordinary Course of Business;

         3.7.14 Seller has not entered into any employment contract, written or oral, or modified the terms of any existing such contract;

         3.7.15 Seller has not granted any increase in the base compensation of any of its members, managers, officers, and employees outside the Ordinary Course of Business;

         3.7.16 Seller has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its members, managers, officers, and employees;

         3.7.17 the Seller has not made any other material change in employment terms for any of its members, managers, officers, and employees outside the Ordinary Course of Business; and

         3.7.18 Seller has not committed to any of the foregoing.

     3.8 Undisclosed Liabilities. Seller has no material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes), except for
(i) liabilities set forth on the face of the Financial Statements (rather than in any notes thereto) and (ii) liabilities which have arisen after the dated of the Financial Statements in the Ordinary Course of Business.

     3.9 Legal Compliance. To Seller's Knowledge, Seller has complied with all applicable laws (including rules, regulations, codes and plans). Seller has complied with all applicable injunctions, judgments, orders, decrees, rulings, and charges thereunder of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply, except where the failure to comply would not have a material adverse effect on Seller's business or assets.

     3.10 Real Property. The Seller neither owns nor leases any real property.

     3.11 Intellectual Property.

         3.11.1 To Seller's Knowledge, Seller has not interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of third parties in any material respect. None of the members, managers or officers of the Seller has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Seller must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the members, managers, officers or employees of the Seller, no third party has interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of the Seller in any material respect.

         3.11.2 Section 3.11.2 of the Disclosure Schedule identifies each patent or registration which has been issued to the Seller with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Seller has made with respect to any of its Intellectual Property, and identifies each material license, agreement, or other permission which the Seller has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Seller has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date). Section 3.11.2 of the Disclosure Schedule also identifies each material trade name or unregistered trademark used by the Seller in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Section 3.11.2 of the Disclosure Schedule:

              3.11.2.1 the Seller possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

              3.11.2.2 the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

              3.11.2.3 no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the members, managers, officers or employees of the Seller, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

              3.11.2.4 the Seller has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

         3.11.3 Section 3.11.3 of the Disclosure Schedule identifies each material item of Intellectual Property that any third party owns and that the Seller uses pursuant to license, sublicense, agreement, or permission. The Seller has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each such item of used Intellectual Property required to be identified in Section 3.11.3 of the Disclosure Schedule:

              3.11.3.1  the  license,   sublicense,   agreement,  or  permission
covering the item is legal, valid, binding, enforceable, and in full force and effect in all material respects;

              3.11.3.2 no party to the license, sublicense, agreement, or permission is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

              3.11.3.3 no party to the license, sublicense, agreement, or permission has repudiated any material provision thereof; and

              3.11.3.4 the Seller has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

         3.12 Tangible Assets. The machinery, equipment, and other tangible assets that the Seller owns and leases are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear).

     3.13 Contracts. Section 3.13 of the Disclosure Schedule lists the following contracts and other agreements to which the Seller is a party:

         3.13.1 any agreement (or group of related agreements) for the lease of personal property to or from any Person;

         3.13.2 any agreement (or group of related agreements) for the purchase or sale of supplies, products, or other personal property, or for the furnishing or receipt of services;

         3.13.3 any agreement concerning a partnership or joint venture;

         3.13.4 any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation;

         3.13.5 any agreement concerning confidentiality or noncompetition;

         3.13.6 any agreement involving any of the Seller's members or managers or their affiliates (other than the Seller);

         3.13.7  any  profit  sharing,  stock  option,  stock  purchase,   stock
appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of Seller's current or former members, managers, officers, and employees;

         3.13.8 any agreement for the employment of any Person on a full-time, part-time, consulting, or other basis;

         3.13.9 any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees; or

         3.13.10 any other agreement (or group of related agreements) the performance of which involves consideration in excess of $5,000.

The Seller has delivered to the Buyer a correct and complete copy of each written agreement listed in Section 3.13 of the Disclosure Schedule (as amended to date) and a written summary setting forth the material terms and conditions of each oral agreement referred to in Section 3.13 of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) no party has repudiated any material provision of the agreement.

         3.14 Litigation. Section 3.14 of the Disclosure Schedule sets forth each instance in which Seller (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of any of the members, managers, officers or employees of the Seller, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

         3.15 Product Warranty. Substantially all of the products manufactured, sold, leased, and delivered by the Seller have conformed in all material respects with all applicable contractual commitments and all express and implied warranties, and of the Seller has no any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) for replacement or repair thereof or other damages in connection therewith. Substantially all of the products manufactured, sold, and delivered by the Seller are subject to standard terms and conditions of sale. Section 4.15 of the Disclosure Schedule includes copies of the standard terms and conditions of sale for the Seller (containing applicable guaranty, warranty, and indemnity provisions).

     3.16 Guaranties. Seller is not a guarantor or otherwise is responsible for any liability or obligation (including indebtedness) of any other Person.

     3.17 All Assets Necessary to Conduct Business. The Acquired Assets comprise all of the assets, properties and rights of every type and description, tangible and intangible, used by the Seller in, and, in the reasonable opinion of Birks, necessary to, the conduct of the Seller's business as currently conducted and as proposed by Birks to be conducted. No member, manager, officer or employee of the Seller owns any material asset, tangible or intangible, which is used in the business of the Seller.

     3.18 Investment. Each of Seller and Birks (i) understands that the Buyer Shares have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, and that the certificate(s) evidencing the Buyer Shares will therefore be imprinted with restrictive legends, (ii) is acquiring the Buyer Shares (in the case of Birks, acquiring the Buyer Shares pursuant to a possible liquidation of the Seller subsequent to the Closing) solely for its or his own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Shares, (v) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Shares, and (vi) is an "accredited investor" as that term is defined in Rule 501 promulgated under the Securities Act.

     3.19  Disclosure.  The  representations  and  warranties  contained in this
Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

4. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Sellers that the statements contained in this Section 4 are correct and complete as of the Closing Date.

     4.1  Organization  and   Capitalization  of  the  Buyer.  The  Buyer  is  a
corporation duly organized, validly existing, and in good standing under the laws of Nevada. Buyer's authorized capital stock consists of 10,000 shares of common stock, no par value, of which 4,000 shares are issued and outstanding. Upon the Closing, the Buyer Shares issued in accordance with Sections 2.2 and
5.7 hereof shall constitute 20% of the total amount of Buyer's capital stock issued and outstanding.

     4.2 Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its

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
obligations hereunder.  This Agreement constitutes the valid and legally binding
obligation  of  the  Buyer,   enforceable  in  accordance  with  its  terms  and
conditions.

     4.3 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or
(ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).

     4.4 Brokers' Fees. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which either the Seller or Birks could become liable or obligated.

5. Covenants. The Parties agree as follows with respect to the period following the Closing.

     5.1 General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 6 below). The Sellers acknowledge and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including tax records), agreements, and financial data of any sort relating to the Seller.

     5.2 Transition. The Sellers shall not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Seller from maintaining the same business relationships with the Buyer after the Closing as such third party maintained with the Seller prior to the Closing.

     5.3 Confidentiality. Each of the Seller and Birks shall treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession.

     5.4 Covenants Not to Compete or Solicit; Injunctive Relief. For a period of three years from and after the Closing Date, neither the Seller nor Birks will
(A) engage, directly or indirectly, in the design, manufacture, marketing or distribution of CD cards (or related products or their functional equivalents) or engage, directly or indirectly, in any other business that the Buyer conducts as of the date of termination of Birks' employment with the Buyer in any geographic area in which the Buyer conducts such business as of such termination date, provided, however, that ownership of less than 1% of the outstanding stock of any publicly traded corporation shall not be deemed a breach of this provision; or (B) solicit the employment, consulting or other services of any employee of the Buyer or otherwise induce any of such employees to leave the Buyer's employment or to breach an employment agreement therewith. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section
5.4 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. Seller and Birks agree that in the event of a breach or threatened breach of the covenants contained in this
Section 5.4, the Buyer shall be entitled to injunctive relief restraining such person, and any and all persons acting for or with him or it, from such breach or threatened breach.

     5.5 CRC Board of Directors. Provided that Birks continues to be employed by CRC or any affiliate of CRC (including Buyer), CRC shall use its best efforts to cause the election, no earlier than Spring, 2002, of Birks to the Board of Directors of CRC as a Class C director, subject to the approval of the shareholders and the Board of Directors of CRC.

     5.6 Funding and Location of Buyer. Following the Closing, CRC shall use its best efforts to fund the Buyer with a minimum of $2,000,000 in working capital, with appropriate funding to match an agreed-upon budget. Such budget will be prepared by Birks with a necessary approval needed by Jack Pilger, CEO of CRC. The minimum amount of working capital to be provided to the Buyer by CRC will be $500,000, $100,000 of which shall be funded by February 1, 2000 and the remaining $400,000 of which shall be funded by December 31, 2000. Such funding shall be in the form of loans bearing interest at the prime rate. Each loan shall be repaid by Buyer to CRC in quarterly payments over five years commencing on the first anniversary of the loan, provided that such payments shall not be required to exceed 50% of the Buyer's Positive Cash Flow for the preceding calendar quarter. The parties agree that the corporate offices of the Buyer will be located in the Silicon Valley area as determined by Birks.

     5.7 Issuance of Buyer Shares. As soon as practicable after the Closing, the aggregate 1,000 Buyer Shares shall be allocated as follows: (i) 870 Buyer Shares shall be issued to Birks; (ii) 80 Buyer Shares shall be issued to Allen Green;
(iii) 25 Buyer Shares shall be issued to Candy Gilbert; and (iv) 25 Buyer Shares shall be issued to Shawn McGlothlin (each of Allen Green, Candy Gilbert and Shawn McGlothlin may hereinafter be referred to as an "Other Seller Member"). None of the Buyer Shares shall be issued to any Other Seller Member unless and until such Other Seller Member executes and delivers to Buyer an agreement (in a form reasonably acceptable to Buyer and its counsel) providing for, among other things, an irrevocable grant of a voting proxy to Birks, an agreement limiting the remedies for disputes arising out of the Other Seller Member's ownership of the Buyer Shares to repurchase by Buyer of the Buyer Shares, restrictions on transfer of the Buyer Shares, a general release of Buyer and CRC, standard investor representations, and other matters. In the event any Other Seller Member fails to deliver such an agreement to Buyer prior to January 31, 2000, Birks shall promptly purchase from such Other Seller Member all of his or her rights arising hereunder and acquire the right to receive the Buyer Shares that otherwise were to have been issued to such Other Seller Member. Buyer further agrees to grant "piggyback" registration rights to the holders of the Buyer Shares in the event Buyer registers any shares of its common stock under the Securities Act. The terms of such "piggyback" registration rights shall be set forth in a separate Registration Rights Agreement to be executed and delivered by Buyer following the Closing.

     5.8 Buyout and Registration of Buyer Shares. Promptly following the second anniversary of the Closing Date, Buyer at its option shall either (i) offer to purchase all of the Buyer Shares from the holders thereof at an appraised fair market value; or (ii) subject to applicable law, commence paying to such holders quarterly payments, due within 30 days of the end of each calendar quarter, in the aggregate amount of 12% of the Buyer's Positive Cash Flow for the preceding calendar quarter. Such aggregate quarterly payments shall be allocated among each holder of the Buyer Shares in the same proportion that such holder's Buyer Shares bears to the total number of Buyer Shares.

6. Remedies for Breaches of this Agreement.

     6.1 Survival of Representations, Warranties and Covenants. All of the representations, warranties and covenants of the Parties contained in this Agreement shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

     6.2 Indemnification Provisions for Benefit of the Buyer and CRC. The Seller and Birks each agrees to jointly and severally indemnify the Buyer and CRC from and against the entirety of any Adverse Consequences the Buyer or CRC may suffer resulting from, arising out of, relating to, in the nature of, or caused by (i) the breach of any of the representations, warranties, and covenants of the Sellers contained in this Agreement; or (ii) any liability or obligation of the Sellers, including without limitation any liability or obligation arising in connection with Birks' purchase of Frank Turner's membership interest in Seller or the payment and cancellation by Seller of its $10,000 promissory note dated November 2, 1999; provided, however, that the Sellers shall not have any obligation to indemnify the Buyer or CRC from and against any Adverse Consequences arising out of the breach of any of the representations, warranties, and covenants of the Sellers until the Buyer and CRC together have suffered such Adverse Consequences in excess of a $5,000 aggregate deductible (after which point the Sellers will be obligated only to indemnify the Buyer from and against further such Adverse Consequences).

     6.3 Indemnification Provisions for Benefit of the Sellers. The Buyer and CRC each agrees to jointly and severally indemnify each of the Seller and Birks from and against the entirety of any Adverse Consequences the Sellers may suffer resulting from, arising out of, relating to, in the nature of, or caused by the breach of any of the representations, warranties, and covenants of the Buyer contained in this Agreement; provided, however, that Buyer and CRC shall not have any obligation to indemnify the Seller or Birks from and against any Adverse Consequences arising out of the breach of any of the representations, warranties, and covenants of the Buyer until the Seller and Birks together have suffered such Adverse Consequences in excess of a $5,000 aggregate deductible (after which point the Buyer and CRC will be obligated only to indemnify the Seller and Birks from and against further such Adverse Consequences).

     6.4 Matters Involving Third Parties.


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

         6.4.1 If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 6, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

         6.4.2 Any Indemnifying Party will have the right to assume the defense of the Third Party Claim with counsel of her, his or its choice reasonably satisfactory to the Indemnified Party at any time within 15 days after the Indemnified Party has given notice of the Third Party Claim; provided, however, that the Indemnifying Party must conduct the defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard; and provided further that the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim.

         6.4.3 So long as the Indemnifying Party has assumed and is conducting the defense of the Third Party Claim in accordance with Section 6.4.2 above, (i) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages by one or more of the Indemnifying Parties and does not impose an injunction or other equitable relief upon the Indemnified Party and (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably).

         6.4.4 In the event none of the Indemnifying Parties assumes and conducts the defense of the Third Party Claim in accordance with Section 6.4.2 above, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner she, he or it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith) and (ii) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 6.

7.       Miscellaneous.

     7.1 Press Releases and Public Announcements. Neither Seller nor Birks shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior express consent of the Buyer.

     7.2 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     7.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings,

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
agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     7.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the relevant other Party(ies); provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its affiliates and (ii) designate one or more of its affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     7.5   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     7.6 Headings. The section headings contained in this Agreement are inserted
for  convenience   only  and  shall  not  affect  in  any  way  the  meaning  or interpretation of this Agreement.

     7.7 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:



         If to the Seller to:      Rawdata, LLC
                                   2555 Clovis Avenue
                                   Clovis, CA 93612

         With a copy to:           A. Emory Wishon III, Esq.
                                   Motschiedler, Michaelides & Wishon LLP
                                   1690 West Shaw Avenue, Suite 200
                                   Fresno, CA 93711



         If to Birks to:           Mr. Roger Birks
                                   8139 North Orchard
                                   Fresno, CA 93720

         With a copy to:           A. Emory Wishon III, Esq.
                                   Motschiedler, Michaelides & Wishon LLP
                                   1690 West Shaw Avenue, Suite 200
                                   Fresno, CA 93711



         If to the Buyer
         or CRC to:                Casino Resource Corporation

                                   707 Bienville Blvd.
                                   Ocean Springs, MS 39564

         With a copy to :          Robert P. Krauss, Esquire
                                   Mesirov Gelman Jaffe Cramer & Jamieson, LLP
                                   36th Floor
                                   1735 Market Street
                                   Philadelphia, PA 19103-7598

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     7.8 Governing Law, Arbitration. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Mississippi without giving effect to any choice or conflict of law provision or rule.

     7.9 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Party to be charged thereby. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     7.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     7.11 Expenses. CRC shall pay, at or promptly following the Closing, the Sellers' reasonable attorney's fees and expenses incurred in connection with this Agreement as set forth on Schedule 7.11 attached hereto.

     7.12 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

     7.13 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.



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                                       15

                  IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on [as of] the date first above written.


     Digital Development & Distribution, LLC     BounceBackMedia.com, Inc.

     by:   _______________________               by:  _______________________
           Roger Birks, Manager                       John J. Pilger, President


                                                 Casino Resource Corporation

     __________________________                  by:  _______________________
     Roger Birks, individually                        John J. Pilger, President







Exhibit A         Form of Promissory Note
Exhibit B         Bill of Sale
Exhibit C         Financial Statements
Disclosure Schedule
Schedule 7.11 - Seller's attorney's fees and expenses




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